Exhibit 99.1

J u p i t e r  T e l e c o m m u n i c a t i o n s  C o . ,  L t d .

(Translation from Japanese disclosure to JASDAQ)

March 10, 2008

[U.S. GAAP]

Corrections of Consolidated Annual Financial Results Release

For the Year Ended December 31, 2007

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL http://www.jcom.co.jp/)

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer

Please address all communications to:

Koji Kobayashi, IR Department	Phone: +81-3-6765-8157	E-Mail: KobayashiKo@jupiter.jcom.co.jp

Jupiter Telecommunications Co., Ltd. (the “Company”) announced today the correction of its consolidated forecasts for the December 2008 term originally announced on January 30, 2008.

The Company corrected the amount of the projected net income per share, because the Company found that the projected net income per share was calculated by using the number for the 2007 periodic weighted averaged shares on the original release instead of the 2008 projected periodic weighted averaged shares. This correction has no effect on the consolidated statements of operations and the consolidated balance sheet for the year ended December 31, 2007.

[Correction]

The corrected part is indicated with an underline.

Consolidated Annual Financial Results Release, Page 2

3. Consolidated forecasts for December 2008 term (from January 1, 2008 to December 31, 2008)

[Previous disclosure]

	Revenue		Operating income		Income before income taxes		Net income		Net income per share
	(Millions of yen) (%)		(Millions of yen) (%)		(Millions of yen) (%)		(Millions of yen) (%)		(Yen)
Annual	295,000	11.5	50,000	16.8	45,000	20.0	27,000	12.5	4,107.94

(Notes)

1. The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes

[Amended disclosure]

	Revenue		Operating income		Income before income taxes		Net income		Net income per share
	(Millions of yen) (%)		(Millions of yen) (%)		(Millions of yen) (%)		(Millions of yen) (%)		(Yen)
Annual	295,000	11.5	50,000	16.8	45,000	20.0	27,000	12.5	3,943.13

(Notes)

1. The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

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